POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Lisa I. Bloomberg, Senior Vice President and Deputy General Counsel, Kathleen T. Ives, Senior Vice President and Deputy General Counsel, Randy G. Legg, Vice President and Associate Counsel, Taylor V. Edwards, Vice President and Associate Counsel and Adrienne Ruffle, Vice President and Associate Counsel of OppenheimerFunds Inc., his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his capacity as principal executive officer to sign on his behalf and on behalf of the Funds (listed on Schedule A, attached hereto) any and all, Forms N-PX and any other documents which said attorney and agent may deem necessary or advisable to enable the Funds to comply with the Investment Company Act of 1940 and any rules, regulations and requirements of the Securities and Exchange Commission thereunder; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

Dated this 11th day of August, 2010.

/s/ William F. Glavin, Jr.

William F. Glavin, Jr.

President and Principal Executive Officer

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SCHEDULE A

Oppenheimer Absolute Return Fund

Oppenheimer AMT-Free Municipals

Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund

Oppenheimer Baring SMA International Fund
Oppenheimer California Municipal Fund

Oppenheimer Capital Appreciation Fund

Oppenheimer Capital Income Fund

Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund

Oppenheimer Commodity Strategy Total Return Fund

Oppenheimer Corporate Bond Fund

Oppenheimer Currency Opportunities Fund

Oppenheimer Developing Markets Fund

Oppenheimer Discovery Fund

Oppenheimer Emerging Markets Debt Fund
Oppenheimer Equity Fund

Oppenheimer Equity Income Fund, Inc.
Oppenheimer Global Fund

Oppenheimer Global Opportunities Fund
Oppenheimer Global Strategic Income Fund
Oppenheimer Global Value Fund

Oppenheimer Gold & Special Minerals Fund
Oppenheimer Integrity Funds
Oppenheimer International Bond Fund

Oppenheimer International Diversified Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund

Oppenheimer Institutional Money Market Fund

Oppenheimer Limited Term California Municipal Fund

Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Funds, Inc.
Oppenheimer Main Street Opportunity Fund

Oppenheimer Main Street Small Cap Fund

Oppenheimer Master Event-Linked Bond Fund, LLC
Oppenheimer Master Inflation Protected Securities Fund, LLC
Oppenheimer Master International Value Fund, LLC

Oppenheimer Master Loan Fund, LLC
Oppenheimer Money Market Fund, Inc.

Oppenheimer Multi-State Municipal Trust
Oppenheimer Municipal Fund

Panorama Series Fund, Inc.

Oppenheimer Portfolio Series

Oppenheimer Portfolio Series Fixed Income Active Allocation Fund
Oppenheimer Principal Protected Trust
Oppenheimer Principal Protected Trust II
Oppenheimer Principal Protected Trust III
Oppenheimer Quest International Value Fund

Oppenheimer Quest for Value Funds

Oppenheimer Real Estate Fund

Oppenheimer Rising Dividends Fund

Oppenheimer Rochester Arizona Municipal Fund
Oppenheimer Rochester Maryland Municipal Fund
Oppenheimer Rochester Massachusetts Municipal Fund

Oppenheimer Rochester Michigan Municipal Fund
Oppenheimer Rochester Minnesota Municipal Fund
Oppenheimer Rochester North Carolina Municipal Fund
Oppenheimer Rochester Ohio Municipal Fund
Oppenheimer Rochester Virginia Municipal Fund

Oppenheimer Rochester Double Tax-Free Municipals
Oppenheimer Rochester General Municipal Fund

Rochester Fund Municipals

Rochester Portfolio Series

Oppenheimer Select Value Fund
Oppenheimer Senior Floating Rate Fund

Oppenheimer Series Fund, Inc.

Oppenheimer Small- & Mid-Cap Growth Fund

Oppenheimer Transition 2010 Fund
Oppenheimer Transition 2015 Fund
Oppenheimer Transition 2020 Fund

Oppenheimer Transition 2025 Fund

Oppenheimer Transition 2030 Fund
Oppenheimer Transition 2050 Fund
Oppenheimer Transition 2040 Fund
Oppenheimer U.S. Government Trust
Oppenheimer Variable Account Funds

OFI Tremont Core Strategies Hedge Fund

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